Exhibit 99.3

Monocle Acquisition Corporation AerSale Corp. Investor Presentation December 2020

2 No Offer or Solicitation This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Monocle Acquisition Corporation (“Monocle”) or AerSale Corp . (the “Company” or “AerSale”) or any of Monocle’s or AerSale’s affiliates . The Investor Presentation has been prepared to assist parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”), as contemplated in the Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”), of Monocle and AerSale and for no other purpose . It is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination . The information contained herein does not purport to be all - inclusive . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein is not an indication as to future performance . Monocle and AerSale assume no obligation to update the information in this Investor Presentation . Information contained in this Investor Presentation regarding Monocle has been provided by Monocle and information contained in this Investor Presentation regarding AerSale has been provided by AerSale . Use of Projections This Investor Presentation contains financial forecasts with respect to AerSale’s projected revenues, Adjusted EBITDA, the EBITDA bridge and free cash flow for AerSale’s fiscal years from 2020 to 2024 . Neither Monocle’s independent auditors, nor the independent registered public accounting firm of AerSale, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation . These projections should not be relied upon as being necessarily indicative of future results . These projections are illustrative purposes only and should not be relied upon as being necessarily indicative of future results . In this Investor Presentation, certain of the above - mentioned projected information has been included (in each case, with an indication that the information is a projection or forecast), for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of AerSale, Monocle, or the combined company after completion of the proposed Business Combination, or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Important Information About the Business Combination and Where to Find It In connection with the Business Combination, Monocle Holdings Inc . , the newly formed holding company that will become the parent of Monocle and AerSale at the closing of the Business Combination, filed with the SEC on October 15 , 2020 a prospectus, as amended by the prospectus supplements filed on October 16 , 2020 and October 19 , 2020 , which included a definitive proxy statement of Monocle . The definitive proxy statement/prospectus and other relevant materials for the Business Combination were mailed to stockholders of Monocle as of a record date of September 28 , 2020 for voting on the Business Combination . Monocle determined to adjourn its special meeting of stockholders that was called in connection with the Business Combination, and intends to seek stockholder approval of the Business Combination at a later date to be announced . You are advised to read the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials contain important information about Monocle, AerSale and the Business Combination . Stockholders may also obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the U . S . Securities and Exchange Commission (“SEC”) that may be incorporated by reference therein, without charge, once available, at the SEC’s web site at www . sec . gov, or by directing a request to : Monocle Acquisition Corporation, 750 Lexington Avenue, Suite 1501 , New York, NY 10022 . Participants in the Solicitation Monocle and its directors and executive officers may be deemed participants in the solicitation of proxies from Monocle’s stockholders with respect to the Business Combination . A list of the names of those directors and executive officers and a description of their interests in Monocle is contained in Monocle’s definitive proxy statement, filed with the SEC on October 15 , 2020 , and is available free of charge at the SEC’s web site at www . sec . gov, or by directing a request to Monocle Acquisition Corporation, 750 Lexington Avenue, Suite 1501 , New York, NY 10022 . AerSale and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of AerSale in connection with the Business Combination . Forward - Looking Statements This Investor Presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . Monocle’s and AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events . Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward - looking statements . These forward - looking statements include, without limitation, Monocle’s and AerSale’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination . These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results . Most of these factors are outside Monocle’s and AerSale’s control and are difficult to predict . Factors that may cause such differences include, but are not limited to : (1) the impact of the COVID - 19 pandemic on the aviation industry and the aviation aftermarket industry generally, and on AerSale’s business in particular ; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Merger Agreement or could otherwise cause the Business Combination to fail to close ; (3) the outcome of any legal proceedings that may be instituted against Monocle and AerSale following the announcement of the Amended and Restated Merger Agreement and the Business Combination ; (4) the inability to complete the Business Combination, including due to failure to obtain approvals from the stockholders of Monocle and AerSale or other conditions to closing in the Amended and Restated Merger Agreement ; (5) the inability to obtain or maintain the listing of the shares of common stock of the post - acquisition company on The Nasdaq Stock Market following the Business Combination ; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination ; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees ; (8) costs related to the Business Combination ; (9) changes in applicable laws or regulations ; (10) the possibility that AerSale or the combined company may be adversely affected by other economic, business, and/or competitive factors ; and (11) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” therein, and in Monocle’s other filings with the SEC . Monocle cautions that the foregoing list of factors is not exclusive . Monocle further cautions readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made . Monocle does not undertake to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based unless required to do so under applicable law . Important Notices and Disclaimers

3 Industry and Market Data In this Investor Presentation, we rely on and refer to information and statistics regarding market participants in the sectors in which AerSale competes and other industry data . We obtained this information and statistics from third - party sources, including reports by market research firms, and company filings . Non - GAAP Financial Measures This Investor Presentation includes non - GAAP financial measures, including Adjusted Revenue, Pro Forma Adjusted Revenue, Adjusted EBITDA and Pro Forma Adjusted EBITDA . AerSale defines Adjusted Revenue as revenue after giving effect to the AerLine Divested Revenue . AerSale defines Pro Forma Adjusted Revenue as Adjusted Revenue after giving effect to the Normalized Avborne Revenue and the Normalized Qwest Revenue . AerSale defines Adjusted EBITDA as net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), management fees, the airline settlement and one - time adjustments and non - recurring items . AerSale defines Pro Forma Adjusted EBITDA as Adjusted EBITDA after giving effect to Normalized Avborne EBITDA, Normalized Qwest EBITDA and Public Company Costs . See Non - GAAP Financial Reconciliation on slide 43 . Monocle and AerSale believe that these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations . AerSale’s management uses certain of these non - GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes . A reconciliation of non - GAAP forward looking information to their corresponding GAAP measures has not been provided due to the lack of predictability regarding the various reconciling items such as provision for income taxes and depreciation and amortization, which are expected to have a material impact on these measures and are out of AerSale and Monocle’s control or cannot be reasonably predicted without unreasonable efforts . You should review AerSale’s audited financial statements, which are included in the proxy statement/prospectus to be delivered to Monocle’s stockholders, and not rely on any single financial measure to evaluate AerSale’s business . Other companies may calculate Adjusted Revenue, Pro Forma Adjusted Revenue, Adjusted EBITDA and Pro Forma Adjusted EBITDA differently, and therefore AerSale’s Adjusted Revenue, Pro Forma Adjusted Revenue, Adjusted EBITDA, Pro Forma Adjusted EBITDA and other non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Important Notices and Disclaimers (Cont’d)

4 Table of Contents I. Introduction & Situation Overview II. Business Overview & Growth Opportunities III. Financial Detail & Transaction Summary IV. Appendix

Section I Introduction & Situation Overview

Presenters and Senior Leadership

AerSale Corp.



Nicolas Finazzo
Co-Founder, Chairman & CEO

- More than 30 years of experience in aircraft leasing, finance, maintenance, supply chain services and airline operations with an extensive network of industry relationships
- Co-Founded AerSale in 2008
- Co-Founder and former CEO of AeroTurbine, Inc., before selling the company in 2006 to AerCap (NYSE:AER)



Robert Nichols
Co-Founder, Executive Vice Chairman & President

- Over 30 years of experience in aircraft engine sales, leasing and MRO services
- Co-Founded AerSale in 2008
- Co-Founder and former COO of AeroTurbine, Inc., before selling the company in 2006 to AerCap (NYSE:AER)
- Manager of Powerplant and Warranty Administration for Braniff Airways
- Director of Engine Maintenance Sales for Greenwich Air Services (acquired by GE Engine Services)



Martin Garmendia
Chief Financial Officer

- 20 years of relevant industry experience in accounting and finance
- Joined AerSale in 2015 as Vice President of Finance & Corporate Controller
- Previously served as Senior Director of Corporate Accounting for Florida Power & Light, the regulated utility of NextEra Energy, Inc (NYSE:NEE)
- Formerly served as Controller during the IPO of NextEra Energy Partners, LP (NYSE:NEP)

Monocle Acquisition Corporation



Eric Zahler
Chief Executive Officer and President

- 35 years of senior leadership and management experience
- Board Member at exactEarth Ltd. (TSX:XCT), Maxar Technology Inc. (NYSE:MAXR) and Sequa Corporation
- Previously held President & COO role at Loral Space & Communications (NASDAQ:LORL)
- Formerly was a Partner at Fried, Frank, Harris, Shriver & Jacobson



Sai Devabhaktuni
Chairman

- 25 years of investing experience
- Board Member at Sequa Corporation
- Previously was EVP & Head of Corporate Distressed Portfolio Management at PIMCO
- Former Managing Principal at MHR Fund Management LLC
- Previously served as Member of the Event Driven Strategies Group at Highbridge Capital Management



Richard Townsend
Chief Financial Officer

- 39 years of finance, operating and strategy experience
- Managing Partner at Rangeley Capital
- Former EVP & CFO of Loral Space & Communications (NASDAQ:LORL)
- Previously served as Corporate Controller & Director of Strategy at ITT Industries (NYSE:ITT)
- Formerly served as Controller of EMEA region at IBM (NYSE:IBM)

6

Overview of Monocle Acquisition Corporation and Leonard Green & Partners

Monocle Acquisition Corporation

Background

Monocle Acquisition Corporation ("Monocle") (NASDAQ:MNCL) completed its IPO on February 11, 2019 for $172.5 million along with a private placement raise of $7.2 million at $10.00 per unit

~100 years of collective management experience

20-year working relationship driving change and creating value

Business Combination Criteria

- ✓ Focus on Aerospace & Defense
- ✓ Market leader, high barriers to entry, and defensible market position
- ✓ Established management team
- ✓ Platform for significant growth opportunities
- ✓ EBITDA greater than $50 million

Operating, Board, and Related Investing Experience

Eric Zahler, *CEO and President*: Actel, easylink, exactEarth(1), MAXAR Technologies(1), LORAL Space & Communications, SATMEX, SEQUA(1), SSC

Sai Devabhaktuni, *Chairman*: SEQUA(1), LORAL Space & Communications, APPLIED LNG, LEAP, Telesat

Richard Townsend, *EVP and CFO*: LORAL Space & Communications, GE, IBM, ITT

Leonard Green & Partners

Background

Leonard Green & Partners ("LGP") is a leading private equity firm founded in 1989 and headquartered in Los Angeles, CA

Invested in **90+** companies since inception

With **$36B+** of capital raised since inception

Tenants of Investment Strategy

- ✓ Market-leading companies
- ✓ Growth companies with multiple ways to win
- ✓ World-class management teams

Selected Current & Past Portfolio Companies

AerSale, ABG Authentic Brands Group, Caliber Collision, Charter NEX Films, CPI, Del Taco(2), ellucian, Insight Global, Mister Car Wash, MultiPlan(2), Promach, Scitor Corporation, Shake Shack, SRS Distribution

Strong Alignment of Interests Between Monocle and Leonard Green & Partners

Sources: Company websites.

(1) Indicates companies and organizations where Monocle management is currently a board member.

(2) Represents prior SPAC transaction experience. Del Taco combined with Levy Acquisition Corp in 2015. MultiPlan announced combination with Churchill Capital III Corp. in July 2020.

7

Updated Transaction Overview

Transaction

- Monocle entered into a revised definitive agreement on September 8, 2020 to combine with AerSale, a leading integrated global provider of aviation aftermarket solutions, currently owned by LGP and AerSale's founders
- Post-closing public company will be a Delaware corporation, retain the AerSale name, and continue to be listed on the NASDAQ
- Transaction is expected to close in Q4 2020
- Revised transaction will leave AerSale debt-free at closing with all transaction considerations coming in the form of common stock and a new common equity investment

Valuation / Consideration

- First $50 million of cash proceeds from trust and the proposed equity financing will be distributed to AerSale's balance sheet — excess proceeds above $50 million will be distributed 60% to selling AerSale shareholders and 40% to AerSale's balance sheet
- AerSale shareholders to be paid a cash consideration of ~$22 million and issued ~$295 million of common equity at close (~29.5 million shares), as well as contingent consideration based on post-closing stock price performance(1)
- Transaction contemplates a fully diluted enterprise value of ~$372 million at close, which implies a pro forma enterprise valuation of ~5.9x based on 2021F Adjusted EBITDA of ~$64 million(2) (3) (4)

Capital Structure / Liquidity

- Transaction will be funded by a combination of Monocle cash held in a trust account, cash raised through the proposed equity financing and Monocle common stock issued to existing AerSale shareholders
- Anticipated to be net cash positive with additional liquidity available under the ABL at close
- Optimized capital structure and robust liquidity provides strong foundation to accelerate growth strategy

Strong Alignment of Interests

- Existing AerSale shareholders and AerSale Management will retain ~73% ownership at closing(4)
- AerSale co-founders and senior management will own significant equity interests in pro forma Company
- Board of Directors anticipated to comprise 9 members (2 AerSale Co-Founders, 3 members appointed by the Monocle management team, 4 members appointed by LGP)

Transaction Highlights

Q4 2020
Expected Transaction Close

~$405mm
Equity Market Capitalization

~$372mm
Fully Diluted Enterprise Value

5.9x
Fully Diluted Enterprise Value / 2021F Adjusted EBITDA(2) (3) (4)

Debt-Free
at Close

$143mm
Total Liquidity Available at Close(2)

~73%
Existing AerSale Shareholders & Management Ownership at Close(4)

Note: This presentation includes forecasted 2020 and 2021 adjusted EBITDA for AerSale. This presentation does not provide a reconciliation of this forward-looking non-GAAP financial measure.

(1) Assumes a $10.00 illustrative share price. Actual results in connection with the business combination may differ. Contingent consideration represents the distribution of earnout shares to existing AerSale shareholders with 1.82 million shares vesting at $13.50 and 1.82 million shares vesting at $15.00.

(2) Assumes pro forma cash on AerSale's balance sheet plus undrawn ABL facility at close.

(3) AerSale 2021F Adjusted EBITDA includes a public company cost assumption. Please refer to slide 43 for a reconciliation of non-GAAP financials measures.

(4) Please refer to the "Transaction Capitalization and Ownership" on slide 41.

8

Global Leader in Aviation Aftermarket Products and Services

Asset Management Solutions		TechOps	
USM & Flight Equipment Sales	Engine & Aircraft Management	Aircraft & Components MRO	Engineered Solutions









AerSafe
AerTrak
AerAware

Key Financials (PF2019A) — Asset Management Solutions

$238.5mm	73%	$74.3mm	31.1%
in Revenue	of PF Revenue	in Gross Profit	in Margin

Key Financials (PF2019A) — TechOps

$86.4mm	27%	$23.0mm	26.7%
in Revenue	of PF Revenue	in Gross Profit	in Margin

Integrated Offerings Provide Competitive Advantages

Market Intelligence & Proprietary Data
- Holistic insights into aviation aftermarket
- Data-driven investment decision-making with 10+ years of transactional data

Differentiated Regulatory Position
- "Unlimited" repair station licenses
- Ability to fast track new FAA approved capabilities

Integrated Business Model
- Multiple avenues to extract value with synergistic business segments
- Fully integrated mid-technology flight equipment offerings

Long-Term Customer Relationships
- Established customer relationships over 30+ years
- Key downstream supply / demand perspectives

Total Company Performance Snapshot (1)

($ in millions)



Pro Forma Adjusted Revenue
2017A – 2021F Revenue CAGR: 11.1%
$219
$280
$325
$202
$333
PF2017A
PF2018A
PF2019A
2020F
2021F



Pro Forma Adjusted EBITDA
2017A – 2021F Adj. EBITDA CAGR: 22.2%
$29
$54
$60
$48 - $52(2)
$48
$64
PF2017A
PF2018A
PF2019A
2020F
2021F
Margin 13.0%
19.1%
18.5%
23.8%
19.1%

Source: AerSale Management

Note: Pro forma adjusted figures include the run-rate contribution of recent acquisitions, public company cost assumptions, CARES Act contributions and exclude impairment charges.

(1) Please refer to slide 43 for a reconciliation of non-GAAP financials measures.

(2) Reflective of updated EBITDA guidance range referenced on slide 28.

9

10 7 Business combination at an attractive valuation relative to public commercial aerospace peers 4 Multiple levers for sustained organic growth across existing and new business lines 6 Proven leadership team with deep industry expertise across multiple aviation business cycles 2 Differentiated business model designed to maximize return on investment and sustain cash flow across cycles 3 Long - standing relationships across the value chain to support procurement and monetization of assets 5 Scalable platform for growth through M&A, with a demonstrated ability to acquire and integrate businesses 1 Well - positioned to capitalize on commercial aviation market dislocation with strong, debt - free balance sheet AerSale Investment Highlights

Section II Business Overview & Growth Opportunities

Two 'Purpose Built' Segments Maximizing the Value of Mid-Technology Flight Equipment

Asset Management Solutions

USM & Flight Equipment Sales



- Cargo market generating increased aftermarket demand for mid-technology aircraft, engines, and USM parts
- Cost-efficient fleet acquisition sourcing
- Opportunistic early monetizing of portfolio aircraft and engines
- 'One stop' aircraft, engine, and USM spare parts support options

Engine & Aircraft Management



- Higher risk-adjusted returns
- Counter-cyclical increased demand for asset management services arising from significant early aircraft retirements
- Customized short-term lease deployments achieve premium lease rates
- Disassembly of aircraft and engines provide low cost USM parts for resale, and internal MRO operations support

Selected Customers

AerCap, Air Lease Corporation, Asiana Airlines, Delta, LATAM, Lufthansa Technik, MTU Aero Engines, Air Transat, MNG Airlines, American Airlines, KLM, Atlas Air, TAP, Wamos Air, Modern Logistics, RoyalFlight, Sata, Turkish Airlines

TechOps

Aircraft & Component MRO



- Maturing mid-technology aircraft fleet driving long-term growth in demand for aftermarket MRO
- Significant cost advantage from in-sourced aircraft/engine and USM part capabilities
- Surge in demand for aircraft storage drives adjacent business unit revenue streams for services and acquisitions
- Provides critical market inputs for modeling demand, valuation and pricing

Engineered Solutions



- High margin solutions
- Limited competition due to high level of required technical and regulatory expertise
- Comply with new regulatory mandates
- Improves safety and/or dispatch reliability
- Comprehensive capabilities position AerSale as preferred integrator of new technologies for aftermarket aircraft

Selected Customers

airwork, Aircastle, Precision Aircraft Solutions, Cargojet, Atlantic Airways, HAECO, Jetran, LATAM, Swiftair, CommutAir, United, Boeing, Frontier Airlines, American Airlines

Source: AerSale Management

12

13 0% 10% 20% 30% 40% 50% 60% 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 % of Installed base Total Parked 0 2 4 6 8 10 12 2010 2012 2014 2016 2018 2020 2022 2024 AerSale is Well Positioned to Support the Global Aviation Recovery with Lower Cost Aftermarket Alternatives Parked Aircraft Since October 2000 Parked Aircraft Since December 2019 Source: Cirium, Wall Street Research. Note: Excludes 737 MAX. Source: Cirium, Wall Street Research. Note: Excludes 737 MAX. Commercial Passenger Traffic Has Troughed — Beginning to Rebound Source: IATA as of Oct 2020. Global Aviation Capacity Expected to Rebound Global RPKs are Expected to Slowly Recover After Hitting a Trough in April Global RPK’s (trillions per year) Source: IATA, IMF and NAVEO Analysis as of Oct 2020. 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Available Seat Kilometers (Billions) Parked % of Installed Base Parked % of Installed Base 0% 10% 20% 30% 40% 50% 60% 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 % of Installed base Total Parked Parked Aircraft Decreasing Since April Peak

14 0% 1% 2% 3% 4% 5% 6% 7% 0% 2% 4% 6% 8% 10% 12% 1990 1994 1998 2002 2006 2010 2014 2018 2022E Retirements Deliveries Deliveries as a % of prior year's fleet: 2020E = 2.8% Retirements as a % of prior year's fleet: 2020E = 5.8% Increased Aircraft Retirements Generate Attractive Opportunities for AerSale Focus Aircraft Platforms Source: Ascend, Wall Street research. Aircraft Retirements Rose to All - Time Highs During COVID - 19 Crisis 2020E Retirements: 1,635 2020E Deliveries: 788 Retirements Expected Across All Platforms — Offer Unprecedented Acquisition Pipeline for AerSale Source: Ascend, Company data, Wall Street research. $20B Opportunity 11% 58% 7% 19% 56% 22% 15% 19% 34% 18% 65% 29% 60% 48% 35% 100% 33% 100% 80% 93% 0 100 200 300 400 500 600 700 800 2020 - 2022E Retirements 2020-2022E Retirements Retirements as % of Fleet 0 100 200 300 400 500 600 2020 - 2022E Retirements 11% 58% 7% 19% 56% 22% 15% 19% 34% 18% 65% 29% 60% 48% 35% 100% 33% 100% 80% 93%

15 AerSale is Purpose Built to Capitalize on Market Dislocation Current Market Dislocation Presents Strong Expansion Opportunity for AerSale ▪ AerSale has the demonstrated ability to identify and acquire the right aircraft and engines to generate outsized returns in a recovering market  Other industry participants (i.e. pure - play MRO’s, leasing organizations, and financial buyers) lack the infrastructure and expe rtise to efficiently capitalize on the current market cycle ▪ “First access” opportunity on aircraft stored at AerSale facilities  Retirement of younger aircraft will spur growth in pent - up demand for USM parts previously only available from the OEM  The addressable USM market is estimated to be over $4B+, and anticipated to experience significant growth as aircraft utiliza tio n normalizes ▪ Capital - constrained mid - life aircraft operators are optimal buyers for Engineered Solutions that significantly reduces their cost of regulatory compliance to keep their aircraft in service ▪ Further upside amidst current market distress to acquire businesses that bring new capabilities and customers, but lack the integrated business model to thrive in the current market dislocation Source: IATA as of November 2020. Opportunity to: Acquire Airline Assets During Downturn Invest Invest Sell Opportunity to: Acquire Airline Assets During Downturn Opportunity to: Monetize During a Profitable Airline Environment Monetize Global Airline Industry Net Profit / Loss (US$ in billions) $(130) $(110) $(90) $(70) $(50) $(30) $(10) $10 $30 $50 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018A 2019A 2020E 2021E

16 Strong Cargo Market Has Created Upside for AerSale (1) Includes products or services ordered using the internet, regardless of the method of payment or fulfillment; excludes tr ave l and event tickets, payments such as bill pay, taxes or money transfers, food service and drinking place sales, gambling and ot her vice goods sales. (2) Revenue contribution identifiable to customer usage. Represents 77% and 67% of total revenue for H1 2020 and FY2019, resp ect ively. Cargo Customer Demand Expected To Remain Robust, Driven Further By Loss Of Passenger Aircraft Belly Capacity Increasing E - Commerce Sales (1) $524 $602 $710 $765 $859 2018 2019 2020E 2021E 2022E Source: eMarketer (May 2020). AerSale Revenue Contribution (2) Cargo 33% Passenger 60% Government 7% Daily International Cargo Capacity Source: Flightradar24, Boeing ($ in billions) Cargo 42% Passenger 51% Government 7% H1 2020A FY 2019A Cargo Capacity Growth vs. Last Year Dedicated Freighters 26% Widebody Passenger Belly (60%) Total Capacity (22%) 0 20 40 60 80 100 120 140 160 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Dedicated Freighters Widebody Passenger Belly Total Capacity Source: Flightradar24, Boeing. Index (100 = week ending January 19) 126 78 40

Significant Opportunity to Capitalize on Current Market Conditions

1 USM Ripe for Recovery

- As an **attractive alternative to expensive "new" replacement parts**, USM is well positioned to rapidly expand as air travel normalizes
- **Required inspections to bring thousands of mid-life aircraft / engines out of preservation** for return to service, is set to **drive significant growth in USM** consumption in a recovering market



2 Leasing Business Positioned to Expand

- **Unprecedented buying window has opened**, which will foster **high-margin leasing growth** as increasing number of aircraft return to service
- **"Green time" engines to be in high demand by Airlines** as alternative to expensive engine shop visit restorations
- Growing **demand for lease engines amid required engine inspections**, as stored aircraft return to service



3 MRO and Aircraft Storage

- **Record demand for aircraft storage** has AerSale parking areas loaded to near capacity, with additional parking surface area currently under construction
- **Record level captive audience** for future aircraft activations, modifications, transitions and acquisitions



4 Growing Dedicated Freighter Market

- Increased e-commerce activity in combination with decreased 'belly cargo' capacity from passenger flight reductions, are **driving current surge in demand for dedicated freighters and passenger-to-freighter conversion services**
- AerSale in discussions with freighter operators, aircraft OEMs, and cargo door STC holders to **increase AerSale's aircraft conversion capacity** in combination with integrated MRO support services



5 Ideal Conditions for Expansion

- **Most established mid-life aircraft participants over-extended** amid a pre-COVID-19 overheated market
- **Distressed competitive landscape ideal** for capturing assets, infrastructure and talent



6 Robust Financial Position

- A **diversified business model** has enabled AerSale to weather the storm and **remain cash flow positive every month during the pandemic**
- **Unleveraged balance sheet** provides tremendous opportunity



17

Select Near-Term Acquisition Opportunities

AerSale is Tooled to Address Counter-Cyclical Market

- AerSale has a proven history acquiring assets when market uncertainty prevails
  - Investment decisions driven by deep understanding of underlying asset values and the evolving demand for interchangeable and upgradable aircraft and engine components
  - AerSale's longstanding reputation for transaction closing certainty underpins the Company's significant and growing acquisition pipeline
  - The Company's proprietary demand and pricing data enables AerSale to execute on transactions opportunistically vs. reactively
- During prior down cycles, AerSale strategically deployed substantial capital to acquire assets at discounted levels while airlines experienced periods of uncertainty and volatility during the Great Financial Crisis
- This strategy minimized capital expenditures during market up cycles, enabling AerSale to focus on profitably monetizing prior investments
- Expected IRR on new bid opportunities will be substantially above historically strong returns

AerSale Asset Acquisition History[1]

($ in millions)



Heavy Deployment of Capital Amid Downturn
Highly Disciplined in Overheated Market
$278
$85
$99
$65
$30
$131
$11
$14
$22
$84
2010A
2011A
2012A
2013A
2014A (2)
2015A (2)
2016A
2017A
2018A
2019A

AerSale Has a Highly Structured & Proven Process to Execute Amid Market Dislocation

(1) Asset acquisition history defined as spend on assets.
(2) Excludes asset acquisitions related to Xtra Airways, a former AerSale subsidiary.

18

Mid-Technology Flight Equipment Aircraft & Engine Platform Focus

AerSale Focuses on Mid-Technology Sector

- Maintenance intensive, mid-life Flight Equipment aircraft & engine platforms
  - Largest and fastest growing group

Aircraft / Engine Life Cycle



New Technology (19% of Installed Base)
Mid-Technology (76% of Installed Base)
Old Technology (5% of Installed Base)
A330NEO
737MAX
A350
GE LEAP
A320NEO
PW GTF
787
CF6 -80E
Trent
GE90
V2500-A5/-D5
Late model B767
A330CEO
A320CEO
CFM56 -5B/-5C/-7B
B777
B737NG
PW4000
B747
B757
Early B767
MD-11
Early model A320
RB211-524/535E4
A340
CF6-80C2
MD-90
V2500-A1
CF6-80A
CFM56-3/5A
B737-300/400/500
CRJ 100/200
Low Demand Sunset Platforms
Other Platforms
MD-80
DC-9
L1011
JT8D-200
JT8D-100
JT9D & CF6-50
JT8D-100
JT9D & CF6-50
RB211-22B
Maturity Cycle
<10 Years
10-25 Years
25+ Years

New technology aircraft eventually **displace maintenance intensive mid-technology aircraft** in major 1st tier operator portfolios

These aircraft are distributed across a more populous audience of **smaller 2nd tier operators** ("fragmentation"), who rely heavily on **out-sourced MRO, USM** and **spares support services**

Positioned to capitalize on MRO and Asset Management for younger aircraft prematurely requiring aftermarket services due to COVID-19

Source: ASCEND, AerSale Management
Note: Size of bubble indicates size of global installed base. Light blue shading indicates AerSale's focus.

19

Integrated Business Segments Identify Highest Demand and Markets

Business Segment Alternatives

Realizes the highest value of mid-technology flight equipment by ensuring each aircraft, engine, and sub-component is returned to service in its highest profitability capacity:

- Out-right retail sale
- Ready spare exchange
- Lease to generate recurring revenue
- Consume as aircraft, engine, or module to support owned, and third-party portfolio assets
- Lowers owned asset MRO
- Drives MRO margin

Maximizes Optimal Flight Equipment Exit Opportunities



TechOps
Asset Management Solutions
Aircraft
AerSale Goodyear / Roswell (MRO)
Monetizing Business Unit
Overhaul / Cargo Conv.
Aircraft Management
Disassemble
Utilize Internally
Engine
Aux Power Unit
Airframe
Test
Engine Management
Fail
Third-Party MRO
Used Serviceable Material Sales
AerSale Component Solutions
AerSale AeroStructures
AerSale Landing Gear Solutions
Avionics
Pneumatics
Hydraulics
Wheels and Brakes
Hull
Nacelle
Flight Controls
Landing Gear
Sold to Customers Direct from MRO Divisions
AerSale Goodyear
AerSale Landing Gear Solutions, Rio Rancho
AerSale Roswell
AerSale Component Solutions, Miami
Aircraft Composite Technologies, Miami
Q2 Aviation, Memphis
Utilize Internally
Used Serviceable Material Sales

20

Significant Market Opportunity for Proprietary Engineered Solutions

AerSafe™


With AerSafe
AerSafe
Liquid Fuel
Spark

Solution Overview

- Fuel Tank Ignition Mitigation System to meet FAA mandated Fuel Tank Flammability Reduction (FTFR) requirements
- FAA approved for B737CL, B737NG, B767, A319, A320, and A321 (B777 certification — 3Q 2020)
- EASA approved for B737NG
- 40-60% less costly than OEM solution with comparable/superior capabilities

Market Opportunity (# of Aircraft): **5,000+**

AerTrak™



Solution Overview

- Advanced means to meet FAA mandated Automatic Dependent Surveillance Broadcast Out (ADS-B Out) requirements
- FAA approved for B737CL, B737NG, B757, B777
- EASA approved for B737CL, B737NG, B757, B777 (in process)
- 40-60% less costly than OEM solution with comparable/superior capabilities

Market Opportunity (# of Aircraft): **4,000+**

AerAware


Natural Vision
AerAware™

Solution Overview

- Enhanced Flight Vision System (EFVS) designed to improve aircraft operational capability in inclement weather conditions
- Combines aircraft flight information and flight symbology, navigation guidance, and real-time imagery of the external scene to the pilot on a head-wearable display
- FAA approval expected for B737 in first quarter 2021, with A320 approval to follow shortly thereafter
- 25-35% less costly than OEM solution with comparable/superior capabilities

Market Opportunity (# of Aircraft): **16,000+**

$10B
Total Market Opportunity

Potential Future Engineered Solutions Opportunities: Health / Safety, In-Flight Entertainment, SATCOM, and Connectivity

Note: Market opportunity figures are representative of management 5-year projections.

21

Nose-to-Tail MRO Facilities Augment Inter-Business Unit Performance and Profits

Comprehensive MRO Capabilities Reduce Cost of Parts for Internal Utilization, While Providing Profitable End User Revenue Stream

- Goodyear & Roswell aircraft disassembly operations generate engines and USM feedstock for sales, leasing and MRO support
- AerSale Landing Gear Solutions provides comprehensive landing gear MRO services
- AerSale Component Solutions provides cost effective MRO services spanning all major aircraft systems
- AerSale AeroStructures provides expert MRO services for nacelles and flight controls from its facilities in Miami and Memphis



MRO Service Offerings	Select Capabilities
Systems Components 	✓ **Technical and Specialized Aircraft Component Repair** Including Landing Gear, Hydraulic, Electromechanical, and Wheels and Brakes
Aero Structural Components 	✓ **Overhaul, Modification, and Repair** of Airframe Structural Components
Complete Airframes 	✓ Whole aircraft structural Modifications, Interior Reconfiguration, Passenger-to- Freighter Conversion

	Goodyear, AZ	Rio Rancho, NM	Roswell, NM		Miami, FL		Memphis, TN
Type	Aircraft & Engine MRO Operations Center	AerSale Landing Gear Solutions	Warehouse & Distribution Center	Aircraft & Engine MRO Operations Center	Component MRO (Avborne)	Component MRO (Aircraft Composite Technologies)	Component MRO (Q2)
Leased / Owned	Leased	Leased	Leased	Leased	Leased	Leased	Leased
Sq. Ft.	250,000	100,000	255,000	135,000	112,000	31,000	150,000
# of Employees	139	46	58		37	31	22

Source: AerSale Management.

22

23 Deep Customer Relationships Supported by Diversified Service Offering 55 % of Top 100 Customers Generated Multi - Business Unit Sales (FY 201 9 ) Asset Management Solutions Aircraft & Engine Acquisition Aircraft & Engine Management USM Sales Customers Airlines MROs & OEMs Lessors & Lessees Parts Brokers TechOps Aircraft Heavy Maintenance Aircraft Storage & Dismantling Component MRO Cargo Conversions Aircraft Transition Checks Engineered Solutions Fully Integrated Mid - Technology Flight Equipment Offerings

Executive Management Team Features Unrivaled Aftermarket Expertise

- Highly qualified executive leadership team with an **average of 25 years of relevant industry experience**, through multiple industry cycles, and wide-ranging business conditions
- **Deep industry relationships** through years of business transactions spanning major airlines, OEMs, MRO service providers, leasing, financiers and trading organizations
- Senior management brings together the necessary expertise, infrastructure and resources to **expertly execute on a broad range of aviation aftermarket opportunities**



Nicolas Finazzo
Co-Founder, Chairman, CEO & President TechOps
30 Yrs Experience



Robert Nichols
Co-Founder, Executive Vice Chairman & President Asset Management Solutions
25 Yrs Experience



Basil Barimo
Division President MRO Services
30 Yrs Experience



Craig Wright
Division President Aircraft & Engine Management
20 Yrs Experience



Iso Nezaj
CTO & Division President Engineered Solutions
35 Yrs Experience



Gary Jones
Division President Airframe & Engine Materials
37 Yrs Experience

Functional Areas (1)



Martin Garmendia
Chief Financial Officer & Treasurer
20 Yrs Experience



Vanessa Machado
Sr. VP Human Resources
20 Yrs Experience



Boris Streun
Sr. VP Technical Services
30 Yrs Experience



Enrique Pizzi
Chief Information Officer
29 Yrs Experience



Ron Wolf
Sr. VP Quality
30 Yrs Experience

(1) Functional areas report directly to Chairman and CEO.

24

Attractive Global Opportunities For Scalable Business Platform

1 Aviation Aftermarket Trough Poised to Rebound

- Unprecedented opportunity to acquire aircraft / feedstock at discounted values amid wave of aircraft retirements
- Massive grounding of global fleets to drive significant surge in MRO demand as aircraft are recertified for return to service

2 Development & Innovation of New Engineered Solutions Offerings

- Rapidly increasing demand for significant savings on alternative products and services needed to enhance aircraft performance
- High-margin proprietary repairs, modifications, and aircraft system installations that are difficult to replicate

3 Development of New High-Margin MRO Capabilities

- Global MRO market will continue to grow — >3% CAGR expected through 2024
- Ongoing pent-up demand for landing gear MRO capacity in post-Covid environment
- Facilities and expertise in place to profitably scale AerSale's MRO capabilities

4 Expanded Sales to U.S. Government Agencies

- Stable and increasing DoD O&M budget — ~5% CAGR from FY2016 to FY2020
- Defense sector in early stage of outsourced solutions for aging aircraft platforms
- AerSale has successfully executed on numerous governmental agency awards

5 Geographic Expansion of MRO Services

- Initial focus is Asia Pacific Region, the largest and fastest growing aviation market region
- Developing partnerships with regional MRO providers to fast-track local capabilities
- Creates a regional platform for USM distribution, Engineered Solutions sales and other services
- Strengthens AerSale's brand and creates blueprint for other regions (e.g. Middle East and LatAm)

6 Scalable Platform With Proven and Accretive M&A Strategy

- Well-positioned for future acquisitions within highly fragmented aviation aftermarket industry
- Focus on expanding core capabilities & solutions, expansion into adjacent categories, and penetrating new customers & markets
- Long track record of successful integration

Source: Oliver Wyman 2018-2028 Global Fleet MRO Market Forecast, Department of Defense Office of the Comptroller, AerSale Management

25

Section III Financial Detail & Transaction Summary

AerSale Monetization Strategy

Asset Management Solutions



- **Whole Asset Support** → Sale and Lease of Aircraft and Engines
- **USM Support** → Whole Asset Disassembly
- **Whole Asset Lease to USM Feedstock** → Lease Aircraft → Post-lease disassembly for Whole Engines / Airframe USM
- Lease Engines → Post-lease disassembly for Engines USM

TechOps - MRO Services



Heavy MRO

- Storage of aircraft
- Passenger to freighter conversions
- C&D Checks
- Nacelles
- Flight Controls
- Avionics
- Pneumatics
- Hydraulics
- Landing Gear
- Hull

Component MRO

TechOps - Engineered Solutions



- **AerSafe** → Lowers Cost of Regulatory Compliance
- **AerTrak** → New Technologies for Mid-Life Aircraft Retrofit
- **AerAware** → Introducing Unprecedented Operational Efficiency

Engineered Solutions Revenue Model: # of Kits * Price per Kit

Revenue by Type

- Service Revenues (blue)
- Product Revenues (yellow)

Integrated Business Model Provides Opportunities for Cross Selling

27

AerSale Guidance and Financial Update

Following a strong third quarter and improving outlook, AerSale's updated financial guidance is as follows

	Previous	Current
2020F PF Adjusted EBITDA	$41.7 million	$48 to $52 million
2021F PF Adjusted EBITDA	$53.9 million	$63.5 million

AerSale's Current Outlook Reflects:

- ✓ Reflects actual results for the third quarter of 2020, resulting in PF Adjusted EBITDA of $46.4 million for the nine months ended September 30, 2020[(1)]
- ✓ An increase in activity in its Asset Management Solutions segments
- ✓ Strong demand for its on-airport MRO services
- ✓ Strength of accelerating demand in cargo and E-Commerce markets
- ✓ Increased requests for passenger to freighter conversions and other TechOps products and services

AerSale's current outlook does not reflect any additional revenues during the balance of 2020 from its recently announced purchase of 24 Boeing 757-200 aircraft. AerSale has received strong interest from air cargo and passenger aircraft operators to monetize these assets to their "highest and best use".

(1) Please refer to slide 44 for a reconciliation of non-GAAP financials measures

28

29 $29 $54 $60 $48 $64 $82 $108 $129 PF2017A PF2018A PF2019A 2020F 2021F 2022F 2023F 2024F AerSale Historical and Projected Financial Performance Pro Forma Adjusted Revenue ($ in millions) Pro Forma Adjusted EBITDA % Adj. EBITDA Margin 13.0% 19.1% 18.5% 23.8% 19.1% 21.5% 24.6% 26.2% ($ in millions) $48 - $52 (1) Source: AerSale Management. Note: Pro forma adjusted figures include the run - rate contribution of recent acquisitions and public company cost assumptions, CARES Act contributions and exclude impairment charges. Financial forecast excludes the impact of M&A. Due to rounding, numbe rs presented may not add up precisely to the totals indicated. (1) Reflective of updated EBITDA guidance range referenced on slide 28. $219 $280 $325 $202 $333 $380 $441 $493 PF2017A PF2018A PF2019A 2020F 2021F 2022F 2023F 2024F

30 Performance Summary of AerSale Historical Feedstock Purchases Since Inception AerSale has purchased >$1.2 Billion in feedstock Note: Analysis per Management analysis; IRR is unaudited and includes refurbishment costs. Graphical data reflects thirty - two i ndividual asset purchases. Data Points with values exceeding IRR or Invested Capital for Each Procurement plotted at maximum va lue. ▪ Proprietary database, deep technical knowledge, and market intelligence provide comprehensive assessment and prioritization from procurement to monetization ▪ Systemic inspection and valuation data are further verified and refined to produce predictive modeling inputs through our proprietary valuation process (20.0%) - 20.0% 40.0% 60.0% 80.0% 100.0% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 IRR (%) Invested Capital for Each Procurement ($M) Significant Feedstock Purchases (>$7M); Represents 90% of Total Procurements Life to Date IRR on all Procurements : 23.3%

31 Business Integration - Case Study: B747 Fleet Purchase Situation Overview 4 (Sold) 6 (Leased) ▪ AerSale acquired 19 Boeing CF6 - 80C2 powered 747 - 400 aircraft from a major Asian operator downsizing its fleet following the last recession of 2008/2009, for ~ $214M (paid over two years) ▪ Utilized integrated capabilities across business units to extract highest value ▪ Engineered Solutions to modify aircraft seating for regulatory compliance ▪ Developed FAA certification (STC) for customer interior reconfigurations ▪ Utilized TechOps MRO capabilities to provide on - going engine, APU, and landing gear support programs ▪ Utilized Asset Management capabilities to deploy assets in optimal markets  Aircraft Sales & Leasing in Passenger and Cargo configurations  Engine Sales & Leasing in Passenger and Cargo markets  Used Serviceable Material (USM) Sales and Exchanges CF6 - 80C2 Boeing 747 - 400 14 Engines in Active Lease Pool 42 Engines Disassembled AerSale’s Full Suite of Capabilities Drive Outsized Returns by Realizing Higher Value for Aircraft and their Sub - Components 9 (Disassembled) ▪ Disassembled to support USM part sales Investment Cash Flow Profile ($M) ($150) ($100) ($50) $0 $50 $100 $150 $200 T - 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Net Cash Flow Cumulative Net Cash Flow Modeled Revenue: $381M Actual + Proj. Revenue: $486M Number of Aircraft Customer

32 Asset Alternative Applications - Case Study: A300 Fleet Purchase AerSale’s Deep Knowledge of Inter - Fleet Dynamics Realized Higher Value for Engines Situation Overview ▪ The Airbus A300 and A310 aircraft market was rapidly entering its sunset phase ▪ AerSale acquired a fleet of eight CF6 - 80C2A - powered Airbus A300/A310 aircraft and four additional spare engines from an international passenger airline, for ~ $12.6M (paid over two years) ▪ AerSale utilized its TechOps Engineering group to develop custom engine modification work scopes to convert these low - demand Airbus engines, to high - demand CF6 - 80C2 Boeing compatible variants for cargo and passenger aircraft ▪ Conversion costs were significantly lowered by utilization of AerSale USM in engine conversions ▪ AerSale leveraged the added scale in CF6 - 80C2 engine support to drive increased interest and relationships among the major cargo integrators ▪ AerSale subsequently leveraged its newly expanded engine client relationships to introduce airframe and engine USM sales support to these same customers 4 Engines in Active Lease Pool 15 Engines Disassembled 1 Engines Sold as Whole Asset ▪ Sold Whole Asset to undisclosed customer in November 2018 ▪ $3.8mm of parts sold to - date, with additional pending airframe in process of disassembly for USM part sales 1 (Sold) 7 (Disassembled) Number of Aircraft Customer Investment Cash Flow Profile ($M) Modeled Revenue: $30M Actual + Proj. Revenue: $57M ($10) ($5) $0 $5 $10 $15 $20 $25 T - 0 Year 1 Year 2 Year 3 Net Cash Flow Cumulative Net Cash Flow Engine Lease Customers

Post-Covid Investment Opportunity: Boeing 757 Fleet Acquisition

Cash Flows Forecasted Beginning Early First Quarter 2021 → Will Augment 2021 Visibility and Accelerate Plan

Transaction:

- In September 2020 AerSale contracted to acquire 24 Boeing 757-200 aircraft equipped with Rolls-Royce RB 211-535 engines, and 16 spare engines
  - Significant advantages of on-site delivery of all aircraft and engines at AerSale's Roswell, NM. based aircraft MRO facility
    - Avoidance of relocation expenses to move aircraft to AerSale facilities (Estimated savings of $100+k per aircraft)
    - Provides immediate access for equipment inspection, refurbishment, modification, and sales presentation

Rationale:

- AerSale management shares a long history of successful high-yield fleet acquisitions in past recessionary markets
- AerSale has exceptional technical expertise, MRO capabilities and market savvy on B757 aircraft and Rolls-Royce RB211-535 engines
- Rolls-Royce powered Boeing 757s rank among the most preferred cargo conversion aircraft due to: Low capital cost, Large payload, and Long range
- Post-Covid spike in e-commerce driving strong freighter demand, and expected to remain healthy over next few years
- High level of interest from large-scale cargo operators to purchase up to all aircraft for conversion to freighter service
- Strong demand for RB211-535 spare engines for purchase and/or lease, to avoid or defer expensive engine shop visits (circa $6 million to overhaul)

Monetizing Alternatives:

- Holistic transaction valuation in consideration of all business unit monetizing alternatives to identify "highest and best use" of assets
- 'Sell' vs. 'lease' placement, with collection of follow on post-lease USM cash flows' alternatives considered for all aircraft and engines
- Utilization of extensive historical and real-time demand and pricing data, with enhanced accuracy through actual return-to-service and scrappage inputs
- Cross-selling opportunities to 'bundle'; Cargo conversion MRO, USM sales, Component MRO, and Engineered Solution upgrade (e.g. AerTrak/AerSafe)

Attractive Economics → Investment Payback in Less Than a Year

33

PF2019A – 2021F Adjusted EBITDA Bridge

PF2019A – 2021F Adjusted EBITDA Bridge

($ in millions)



$60.2
($12.3)
($24.9)
$4.0
$21.2
$48 - $52(2)
$48.2
($30.0)
$43.6
$24.0
($22.3)
$63.5(2)
PF2019A Adj. EBITDA
Aircraft and Engine Management Gross Profit
USM (1) Gross Profit
TechOps Gross Profit
SG&A and Other
2020F Adj. EBITDA
Aircraft and Engine Management Gross Profit
USM (1) Gross Profit
TechOps Gross Profit
SG&A and Other
2021F Adj. EBITDA
% Adj. EBITDA Margin
18.5%
23.8%
19.1%

Commentary

	2020F Adjusted EBITDA Bridge	2021F Adjusted EBITDA Bridge
Aircraft and Engine Management Gross Profit	Due to COVID-19, utilization significantly decreased in-line with drop in global air travel	Due to transfer of aircraft from the lease pool to USM inventory and payment for return conditions received in 2020 that will not reoccur
USM Gross Profit	Driven by decrease in demand for parts due to decline in aircraft operations	Improved sales with passenger flight demand improvement, augmented by increased visibility from cargo operators
TechOps Gross Profit	Increase driven by increase in demand for storage and preservation of flight equipment due to COVID-19	Improved contributions for MRO due to full year of storage activity and deployment of new capabilities for component shops. Initiation of AerAware sales in 2H 2021
SG&A and Other	Increase driven by benefit of Air Carrier protection program under the US CARES Act ($12.7 million) and reduction in headcount	Decline due to contribution from US CARES Act not expected in 2021 and increase in overhead costs to support increase in revenue

Source: AerSale Management
Note: Pro forma adjusted figures include the run-rate contribution of recent acquisitions, public company cost assumptions, CARES Act contributions and exclude impairment charges. Due to rounding, numbers presented may not add up precisely to the total indicated.
(1) USM segment also includes whole asset sales (if any)
(2) Reflective of updated EBITDA guidance range referenced on slide 28

34

Projected Liquidity to Support Attractive Growth Opportunities

Total Liquidity Available for Feedstock, Acquisitions & Other

($ in millions)



$123
$231
$318
$439
$592
2020F
2021F
2022F
2023F
2024F

Cumulative Feedstock Purchases (Net) from 2020F to 2024F is ~$300 million

($ in millions)	2020F	2021F	2022F	2023F	2024F
Pro Forma Adjusted EBITDA	**$48**	**$64**	**$82**	**$108**	**$129**
(-) CapEx	(2)	(2)	(2)	(2)	(2)
(-) Change in Net Working Capital	(66)	46	7	16	25
Operating Free Cash Flow [(1)]	**($20)**	**$108**	**$87**	**$122**	**$152**
Cash & ABL Facility	143	123	231	318	439
Total Liquidity Available for Feedstock, Acquisitions & Other [(2)]	**$123**	**$231**	**$318**	**$439**	**$592**

Acute Focus on the Most Prudent Deployment of Capital. AerSale's Business Model Has the Flexibility to Pursue Opportunities to Acquire Aircraft & Engine Feedstock and Accretive M&A

Source: AerSale Management
Note: Pro forma adjusted figures include the run-rate contribution of recent acquisitions, public company cost assumptions, CARES Act contributions and exclude impairment charges. Financial forecast excludes the impact of M&A. Due to rounding, numbers presented may not add up precisely to the totals indicated.
(1) Operating Cash Flow defined as Pro Forma Adjusted EBITDA less capital expenditures and change in net working capital before acquisition of aircraft and engines (net).
(2) Assumes no further redemptions by Monocle's existing public shareholders, proposed equity financing of $75 million at $10.00 per share and $110 million of undrawn capacity under the ABL.

35

36 Current Status Margin Expansion Organic Growth Accretive Acquisitions Multiple Expansion Shareholder Value Creation Monocle and AerSale Joining Forces to Accelerate Growth and Profitability Margin Expansion Strong Organic Revenue Growth Disciplined Value - Add Acquisitions ▪ Increasing contribution of MRO solutions ▪ Rollout of higher margin Engineered Solutions ▪ Improving operating leverage ▪ Pursuing facility consolidation ▪ Improved inventory turns and operational efficiencies ▪ Process optimization (e.g. shared services, technology investment) ▪ Accelerating availability of feedstock ▪ White space & new service offerings ▪ Increased cross - selling opportunities ▪ Defense and government penetration ▪ Expanded MRO capabilities ▪ Geographic expansion ▪ Adjacent opportunities across different business lines  PMA, STCs  Component MRO  Engineered Solutions ▪ Defense / government Pre - Transaction Near / Medium - Term Plan Long - Term Goal 2020F Financials: Adj. Revenue: $202mm Adj. EBITDA: $48.2mm Revenue: $1bn+ Adj. EBITDA: $250mm+ Note: Pro forma adjusted figures include the run - rate contribution of recent acquisitions, public company cost assumptions, CARE S Act contributions and exclude impairment charges.. Targets: 25% - 28% Adj. EBITDA Margin 5% - 7% Organic Growth 10% - 15% Growth from M&A Status Quo

37 33.4x 21.9x 18.5x 16.4x 14.6x 14.1x 12.4x 11.5x 10.8x 9.6x 5.9x Median 14.3x Mean 16.3x AerSale Initial Valuation at Discount to Public Aerospace Peers 37 Source: Wall Street research, Company filings, Capital IQ, Bloomberg and AerSale Management. Note: Market data as of November 27, 2020. (1) Assumes net cash to AerSale’s balance sheet at close. Assumes a $10.00 illustrative share price. (2) Median and Mean exclude AerSale multiple. TEV / 2021F Adj. EBITDA ~140% value uplift should AerSale’s TEV / 2021F Adj. EBITDA multiple rerate to the median of the peer group (2) Initial Valuation Relative to Public Aerospace Peers Represents an Attractive Investment Opportunity at a Compelling Valuatio n Illustrative (1) (2)

38 7.4x 6.7x 5.2x 3.3x 2.3x 1.7x 1.5x 1.2x 0.9x 0.4x -- Mean 3.7x Median 2.8x AerSale Will Be Debt - Free at Transaction Close 38 Source: Wall Street research, Company filings, Capital IQ, Bloomberg and AerSale Management. Note: Market data as of November 27, 2020. (1) Assumes net cash to AerSale’s balance sheet at close. (2) Median and Mean exclude AerSale multiple. Net Debt / 2020F Adj. EBITDA (2) Optimized Capital Structure and Strong Liquidity Provides Strong Foundation to Accelerate Growth Strategy Illustrative (1) (2)

39 45.6% 26.9% 19.1% 18.1% 16.7% 16.4% 14.0% 12.9% 11.0% 7.4% 6.4% Median 15.2% 7.7% 6.0% 5.8% 4.3% 3.0% 1.1% 1.0% (0.4%) (1.3%) (0.2%) (14.3%) Median 1.0% Operational Benchmarking 2018A - 2021F Revenue Growth CAGR 2021F EBITDA Margin (2) (3) (3) (1) (1) (2) Source: Wall Street research, Company filings, Capital IQ, Bloomberg and AerSale Management. Note: Market data as of November 27, 2020. (1) Pro forma adjusted figures include the run - rate contribution of recent acquisitions, public company cost assumptions, CARES Act contributions and exclude impairment charges. (2) Pro forma for sale of distribution segment to Littlejohn. (3) Median excludes AerSale multiple.

40 Compelling Valuation Relative to Peers 40 Source: Wall Street research, Company filings, Capital IQ, Bloomberg and AerSale Management. Note: Market data as of November 27, 2020. 2020F EBITDA based on the midpoint of AerSale’s updated guidance range of $48 to $52 million referenced on slide 28. (1) Assumes Treasury Stock Method for 17.968 in - the - money public and private placement warrants outstanding, exercisable at $11.50 p er share. (2) Please refer to slide 37 for list of public peers. Enterprise Value / 2020F EBITDA Multiple Enterprise Value / 2021F EBITDA Multiple (1) (2) AerSale Multiple at Various Prices AerSale Multiple at Various Prices (1) (2) 7.4x 8.3x 9.2x 17.7x $10.00 $11.00 $12.00 Peer Median 5.9x 6.5x 7.3x 14.3x $10.00 $11.00 $12.00 Peer Median

Transaction Capitalization and Ownership

Illustrative Sources and Uses

($ in millions, except per share data)

Sources	
Cash Held in Monocle Trust Account[1]	$11.2
Common Equity Investment[1]	75.0
New Equity Issued to Existing AerSale Shareholders	295.4
Cash on AerSale Balance Sheet[2]	0.4
Total Illustrative Sources	**$382.0**

Uses	
Cash Consideration to Existing AerSale Shareholders[3]	$21.7
New Equity Issued to Existing AerSale Shareholders	295.4
Estimated Cash Transaction Fees & Expenses	12.0
Cash to AerSale Balance Sheet at Closing[3]	52.9
Total Illustrative Uses	**$382.0**

Total Liquidity Available at Close[4]	**$142.8**

Pro Forma Valuation

Illustrative Monocle Share Price		$10.00
Pro Forma Shares Outstanding[5]		40.5
Implied Equity Value		**$404.7**
Pro Forma Net Debt[6]		(32.8)
Total Enterprise Value		**$372.0**
	2020F	**2021F**
PF Enterprise Value / PF Adjusted EBITDA[7]	7.4x	5.9x
PF Net Debt / PF Adjusted EBITDA	NM	NM

Illustrative Pro Forma Summary of Ownership Post-Close[1][8]

	Shares	%
Existing AerSale Shareholders[9]	29.5	73.0%
Monocle Public Shareholders[10]	9.6	23.6%
Monocle Sponsor Shareholders[11]	1.4	3.4%
Total	**40.5**	**100.0%**

Note: The sources and uses of funds presented herein are forward-looking statements and reflect the Company's current plans and expectations regarding financing for the business combination. Pro forma adjusted figures include the run-rate contribution of recent acquisitions, public company cost assumptions, CARES Act contributions and exclude impairment charges. Due to rounding, numbers presented may not add up precisely to the totals indicated.

(1) Proposed equity financing of $75 million at $10.00 per share. Assumes ~$11 million of cash in trust as of November 2020. Actual terms of the proposed equity financing in connection with the business combination may differ.
(2) AerSale estimated cash balance as of December 31, 2020.
(3) Assumes the first $50 million of proceeds from trust account and new common equity investment are used to pay transaction fees and expenses with the balance distributed to AerSale's balance sheet. Excess proceeds from new common equity investment above $50 million are then split 60% to Selling AerSale Shareholders and 40% to AerSale's balance sheet.
(4) Assumes pro forma cash on AerSale's balance sheet plus undrawn ABL facility at close.
(5) Pro forma share count includes 1.096 million public shares, 7.500 million new common equity investment shares, 0.970 million shares to financial and legal advisors, 0.718 million Monocle private placement shares, 0.647 million Monocle founder common shares, and 29.543 million shares issued to AerSale existing shareholders.
(6) Assumes net cash to AerSale's balance sheet at close.
(7) 2020F EBITDA based on the midpoint of AerSale's updated guidance range of $48 to $52 million referenced on slide 28.
(8) Excludes earnout considerations to Monocle founder common shares of 0.970 million shares at $13.50 and 0.970 million shares at $15.00. Excludes earnout considerations to AerSale existing holders of 1.823 million shares at $13.50 and 1.823 million shares at $15.00. Excludes 17.25 million public warrants outstanding, exercisable at $11.50 per share. Excludes 0.718 million private placement warrants outstanding, exercisable at $11.50.
(9) Includes 29.543 million shares issued to AerSale existing shareholders.
(10) Includes 1.096 million existing public shares, 7.500 million common shares proposed to be issued to common equity investors in the proposed equity financing at $10.00 per share, and 0.970 million shares to financial and legal advisors.
(11) Includes 0.718 million Monocle private placement shares and 0.647 million Monocle founder shares.

41

Section IV Appendix

Non-GAAP Consolidated Financial Reconciliation

($ in millions)	FY Ending December 31st, 2018A	2019A
Revenue, Net	**$290.7**	**$304.2**
(A) AerLine Divestiture Adjustment	(53.7)	--
Adjusted Revenue	**$237.0**	**$304.2**
(B) Normalized Full-Year Avborne Revenue	15.6	--
(C) Normalized Full-Year Qwest Revenue	19.0	10.8
(D) Normalized Full-Year ACT Revenue	7.9	9.9
Pro Forma Adjusted Revenue	**$279.5**	**$324.9**
Reported Net Income / (Loss)	**$48.0**	**$15.5**
Add-backs:		
Interest Expense / (Income)	$2.4	$3.0
Depreciation and Amortization	29.8	30.1
Income Tax Expense / (Benefit)	(3.2)	4.2
(E) Total Income from Discontinued Operations	(21.3)	--
(F) AerLine Divestiture Adjustment	(4.8)	--
(G) Management Fees	0.6	0.6
(H) Legal Settlement	(3.0)	--
(I) Out-Of-Period Leasing Revenue	(1.6)	--
(J) Inventory Adjustment	--	--
(K) Equipment Impairment	--	--
(L) One-Time Adjustments and Non-Recurring Items	0.9	3.6
Adjusted EBITDA	**$47.8**	**$56.9**
(M) Normalized Full-Year Avborne EBITDA	1.1	--
(N) Normalized Full-Year Qwest EBITDA	4.2	2.3
(O) Normalized Full-Year ACT EBITDA	3.2	3.8
(P) Public Company Costs	(2.8)	(2.8)
Pro Forma Adjusted EBITDA	**$53.5**	**$60.2**

Source: AerSale Management
Note: Due to rounding, numbers presented may not add up precisely to the totals indicated

Commentary

- (A) Reflects discontinued operations of charter airline business sold in 2018
- (B) Includes pre-acquisition Avborne historical revenue as if acquired in Jan 2018 (acquired Nov 2018)
- (C) Includes pre-acquisition Qwest historical revenue as if acquired in Jan 2018 (acquired May 2019)
- (D) Includes pre-acquisition ACT historical revenue as if acquired in Jan 2018 (acquired Jan 2020)
- (E) Reflects the results of discontinued operations due to the deconsolidation of AerLine, a variable interest entity consolidated with AerSale from January 1, 2018 to August 31, 2018
- (F) Reflects (i) the capitalized heavy maintenance cost written-off by AerLine as part of the sale of the related asset fleet, recorded in discontinued operations, equal to $3.2 million, and (ii) the margin generated from the sale of the majority of the asset fleet that AerSale previously leased to AerLine, equal to $1.6 million
- (G) Reflects management fee paid to LGP for consulting and general management, transactional / financial advisory services
- (H) Reflects adjustment related to successful litigation against an airline
- (I) Reflects collections of rents not recognized due to collection risk, which are related to periods not being presented
- (J) Reflects adjustment related to one-time inventory impairment charge incurred
- (K) Reflects adjustment related to one-time equipment impairment charge incurred
- (L) Reflects items identified as non-recurring or non-operating in nature and normalization of redundant and/or outlier activities including out-of-period leasing revenue, acquisition expense, normalized appraisal expense, transaction expense and others
- (M) Includes pre-acquisition Avborne historical adjusted EBITDA as if acquired in Jan 2018 (acquired Nov 2018)
- (N) Includes pre-acquisition Qwest historical adjusted EBITDA as if acquired in Jan 2018 (acquired May 2019)
- (O) Includes pre-acquisition ACT historical adjusted EBITDA as if acquired in Jan 2018 (acquired Jan 2020)
- (P) Reflects estimated public company related expenses

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Non-GAAP Consolidated Financial Reconciliation *(Cont.)*

($ in millions)	Q1 '19A	Q2 '19A	Q3 '19A	YTD '19A	Q1 '20A	Q2 '20A	Q3 '20A	YTD '20A
Revenue, Net	$52.2	$63.0	$68.1	$183.3	$55.9	$46.6	$57.1	$159.6
(A) AerLine Divestiture Adjustment	--	--	--	--	--	--	--	--
Adjusted Revenue	$52.2	$63.0	$68.1	$183.3	$55.9	$46.6	$57.1	$159.6
(B) Normalized Full-Year Avborne Revenue	--	--	--	--	--	--	--	--
(C) Normalized Full-Year Qwest Revenue	4.8	6.0	5.7	16.5	--	--	--	--
(D) Normalized Full-Year ACT Revenue	2.5	3.0	2.0	7.4	--	--	--	--
Pro Forma Adjusted Revenue	$59.5	$71.9	$75.8	$207.2	$55.9	$46.6	$57.1	$159.6
Reported Net Income / (Loss)	$1.3	$0.2	$5.0	$6.5	$0.5	($7.4)	$14.7	$7.8
Add-backs:								
Interest Expense / (Income)	$0.4	$0.8	$1.0	$2.2	$0.5	$0.5	$0.3	$1.3
Depreciation and Amortization	6.6	6.9	8.3	21.8	7.9	6.7	5.9	20.5
Income Tax Expense / (Benefit)	0.4	(0.0)	1.3	1.7	0.3	(2.2)	4.4	2.5
(E) Total Income from Discontinued Operations	--	--	--	--	--	--	--	--
(F) AerLine Divestiture Adjustment	--	--	--	--	--	--	--	--
(G) Management Fees	0.1	0.1	0.1	0.4	--	--	--	--
(H) Legal Settlement	--	--	--	--	--	--	--	--
(I) Out-Of-Period Leasing Revenue	--	--	--	--	--	--	--	--
(J) Inventory Adjustment	--	--	--	--	--	12.9	--	12.9
(K) Equipment Impairment	--	--	--	--	--	3.0	--	3.0
(L) One-Time Adjustments and Non-Recurring Items	0.3	0.4	(0.2)	0.5	0.1	0.1	0.2	0.4
Adjusted EBITDA	$9.2	$8.4	$15.5	$33.1	$9.3	$13.7	$25.6	$48.5
(M) Normalized Full-Year Avborne EBITDA	--	--	--	--	--	--	--	--
(N) Normalized Full-Year Qwest EBITDA	1.0	1.3	--	2.3	--	--	--	--
(O) Normalized Full-Year ACT EBITDA	0.9	1.3	0.7	2.9	--	--	--	--
(P) Public Company Costs	(0.7)	(0.7)	(0.7)	(2.1)	(0.7)	(0.7)	(0.7)	(2.1)
Pro Forma Adjusted EBITDA	$10.4	$10.2	$15.5	$36.2	$8.6	$13.0	$24.8	$46.4

Source: AerSale Management

Note: Due to rounding, numbers presented may not add up precisely to the totals indicated. Information provided for YTD Ending September 30th, 2020 is preliminary and subject to review and revision. Both the 2Q 2020 and 3Q 2020 Reported Income includes ~$6.35 million benefit each quarter, or $12.7 million in the aggregate, from a grant received under the Air Carrier Protection Program of the US CARES Act.

Commentary

- (A) Reflects discontinued operations of charter airline business sold in 2018
- (B) Includes pre-acquisition Avborne historical revenue as if acquired in Jan 2018 (acquired Nov 2018)
- (C) Includes pre-acquisition Qwest historical revenue as if acquired in Jan 2018 (acquired May 2019)
- (D) Includes pre-acquisition ACT historical revenue as if acquired in Jan 2018 (acquired Jan 2020)
- (E) Reflects the results of discontinued operations due to the deconsolidation of AerLine, a variable interest entity consolidated with AerSale from January 1, 2018 to August 31, 2018
- (F) Reflects (i) the capitalized heavy maintenance cost written-off by AerLine as part of the sale of the related asset fleet, recorded in discontinued operations, equal to $3.2 million, and (ii) the margin generated from the sale of the majority of the asset fleet that AerSale previously leased to AerLine, equal to $1.6 million
- (G) Reflects management fee paid to LGP for consulting and general management, transactional / financial advisory services
- (H) Reflects adjustment related to successful litigation against an airline
- (I) Reflects collections of rents not recognized due to collection risk, which are related to periods not being presented
- (J) Reflects adjustment related to one-time inventory impairment charge incurred
- (K) Reflects adjustment related to one-time equipment impairment charge incurred
- (L) Reflects items identified as non-recurring or non-operating in nature and normalization of redundant and/or outlier activities including out-of-period leasing revenue, acquisition expense, normalized appraisal expense, transaction expense and others
- (M) Includes pre-acquisition Avborne historical adjusted EBITDA as if acquired in Jan 2018 (acquired Nov 2018)
- (N) Includes pre-acquisition Qwest historical adjusted EBITDA as if acquired in Jan 2018 (acquired May 2019)
- (O) Includes pre-acquisition ACT historical adjusted EBITDA as if acquired in Jan 2018 (acquired Jan 2020)
- (P) Reflects estimated public company related expenses

44

Disciplined Acquisition of Targeted Flight Equipment Feedstock

AerSale's Formal Feedstock Procurement Process Efficiently Manages Capital

- AerSale assimilates **proprietary real-time and historical data from its specialized sales, leasing, air field storage, USM, and MRO business units**, including market supply, demand, pricing and return-to-service MRO cost
- Comprehensive inter-business unit inspection and valuation data are further verified and refined to **produce predictive modeling inputs through proprietary valuation process**
- Validated modeling inputs are subsequently processed by the Company's **established financial planning & analysis methodologies** to confirm investment decisions
- Ultimate investment decision based on **profitability of optimized monetizing alternatives**



Rolling 500 – 600 Aircraft and Engines Tracked
Weekly Feedstock Procurement Review Meeting
Final Review
Execution
Optimal Business Unit Assignment

- ✓ **Deep technical knowledge and market expertise** leads to highly informed decisions
- ✓ Identification of **highest yield products and services** across all mid-technology commercial transport category civil and government compatible aircraft platforms
- ✓ Identification of all alternative investment exit paths to further **minimize financial risk**

45

Cross-Selling - Case Study: Passenger-to-Freighter Conversions

Situation Overview

- In 2018 AerSale TechOps secured a B757-200 passenger-to-freighter (P2F) conversion contract for ten aircraft conversions
- To support the P2F program, AerSale initiated an Engine Pylon rotation program to facilitate pylon upgrades for the fleet
- The P2F program has generated $25.0 million in MRO revenue; additional revenues from cross-selling have totaled $9 million to date as follows:
  - The Engine Pylon program has driven significant USM sales from existing engine pylon inventory generated from previous AerSale aircraft retirements which generated an additional $1.1 million of material sales.
  - AerSale also leveraged the P2F program to cross-sell $4.5 million in MRO management services covering the overhaul of their respective aircraft landing gear. This also provided the Company with insight into this market that led to development of Landing Gear Overhaul capabilities at our Rio Ranch MRO.
  - Other cross-selling initiatives generated an additional $3.4 million in incremental Engineered Solutions sales for AerTrak, in addition to other modification sales
- The Engine Pylon program ultimately led AerSale's Rio Rancho MRO facility to extend the Engine Pylon rotation program to other customers
- The P2F program is still in progress, and generating incremental MRO and USM sales at this time



Boeing 757-200



Engine Pylon Modification



Landing Gear


AerTrak™
The Cost-Effective
ADS-B Out Solution

AerTrak

Leveraged Engineered Solutions Capabilities to Cross-Sell Other Products and Services

46

Disciplined, Accretive Acquisitions

	Qwest Air Parts, Inc.	Aircraft Composite Technologies
Headquarters	**Memphis, TN**	**Miami, FL**
Date of Acquisition	**May 2019**	**January 2020**
Business Description	Established supplier of USM to Commercial Operators & Government Agencies	MRO operation focused on: composite flight control surfaces, nacelle & fan / thrust reversers
Key Customers	FedEx, ITS, Royal Aero, UPS, Vertex Aerospace	Boeing, Cygnus Air, DHL, Kalitta Air, Kellstrom Defense
Strategic Rationale	▪ Increases capacity & market penetration for USM parts ▪ Strengthens supply chain management & efficiency ▪ Cross-selling of MRO services to Qwest's customers ▪ Opportunity for facilities consolidation ▪ Utilizes the same ERP systems as AerSale ▪ Attractive valuation	▪ Increases scale of TechOps ▪ Increases penetration into government programs ▪ Creates significant cross-selling opportunities (e.g. landing gear & systems components) ▪ Utilizes the same ERP systems as AerSale ▪ Ability to double throughput of existing facilities ▪ Attractive valuation
Total Consideration & EV / EBITDA Multiple(1)	**$26.1 million | 4.6x**	**$18.2 million | 5.0x**
Financial Impact	**Immediately Accretive**	**Immediately Accretive**
Sources of Consideration	**Internally Generated Cash**	**Internally Generated Cash**

Source: AerSale Management.
(1) Valuation multiple is pre-synergy.

47